EXHIBIT 99.2

ADEPT TECHNOLOGY, INC.
FISCAL 2013 MANAGEMENT INCENTIVE PLAN

1.	Purpose.

The Adept Technology, Inc. Fiscal 2013 Management Incentive Plan (the “Incentive Plan”) is intended to provide performance-based compensation to individuals who make a significant contribution to the financial performance of Adept Technology, Inc. (the “Company”). Incentive Plan objectives are to: (a) focus specific employees on achieving specific performance targets applicable to overall corporate financial performance and specific functional and individual performance where applicable, (b) reinforce a team orientation through collective corporate targets paired with a component of adjustment for specific functional and individual performance where applicable, (c) provide significant award potential for achieving outstanding performance, (d) further align employees’ interests with those of the Company’s stockholders, and (e) enhance the ability of the Company to attract and retain highly talented and competent individuals.

2.	Definitions.

“Adjusted EBITDA” means earnings before interest income, taxes, depreciation and amortization, goodwill impairment, merger and acquisition-related expenses, restructuring charges, severance charges related to restructurings and executive officer departures, stock-based compensation expense and foreign currency gain or loss for the Performance Period, as may be adjusted by determination by the Committee in accordance with the adjusted EBITDA calculation used for other purposes for which this metric is used by the Company for such period.

“Award” means an incentive award, payable in cash, following the Performance Period if the requisite Performance Goals and Bonus EBITDA Threshold are met as provided under this Incentive Plan pursuant to the terms hereof.

“Board” means the Board of Directors of the Company.

“Bonus EBITDA” means Adjusted EBITDA with the addition of all cash payments to be made related to any Award under this Incentive Plan for which Performance Goals were met during the Performance Periods.

“Bonus EBITDA Threshold” and “Bonus EBITDA Threshold Period” are defined in Section 3(a)(i) below.

“Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Board’s adoption and approval of this Incentive Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries  (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals.  A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this definition.

(v) A complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations and/or other interpretive authority and guidance issued thereunder.

“Committee” means the Compensation Committee of the Board, or a subcommittee comprised solely of directors who are independent as determined in accordance with applicable laws and regulations.

“Corporate Objectives” means the financial objectives, including threshold, target and stretch amounts, with the applicable weighting and achievement percentages that will be applied to the Participant’s applicable target dollar amounts, all as identified on Annex A.

“Individual Objectives” means the individual performance objectives, with the applicable weighting (if any) that will be applied to the Participant’s applicable target dollar amounts, all as identified on Annex A, provided that attainment of any and all Individual Objectives (and the detailed requirements and definitions therefor) will be as determined by the Chief Executive Officer for all Participants other than the Chief Executive Officer, for which the determination will be made by the Committee.

“Net Cash” means the Company’s cash and cash equivalents net of indebtedness of the Company on a consolidated basis.

“Participants” means the Company’s executive team and certain other key employees as set forth on Annex A. Participants may also include other current or future employees of the Company as may be approved by the Compensation Committee.

“Performance Goals” means the Individual Objectives and the Corporate Objectives set forth in Annex A.

“Performance Period” means each of the third and fourth fiscal quarters of the fiscal year ending June 30, 2013.

“Shares” means shares of the Company’s common stock, par value $0.001, subject to adjustment.

“Revenue” means the Company’s revenue as determined in accordance with GAAP.

3.	Determination of Awards.

(a)	Generally.

(i)
Bonus EBITDA Threshold.  Prior to payment of any Award pursuant to this Incentive Plan, the Company must have achieved a Bonus EBITDA greater than $0.00 as of a fiscal quarter end (the “Bonus EBITDA Threshold”) within one-hundred and eighty (180) days following the expiration of the last Performance Period (the “Bonus EBITDA Threshold Period”).

(ii)
Certification of Performance Goals.  As soon as practicable after availability of the Company’s financial results (on an audited basis in the case of the fourth fiscal quarter) for each quarterly Performance Period, but on or before the end of the Bonus EBITDA Threshold Period, the Chief Executive Officer will report to the Committee with respect to the amounts of the Individual Objectives attained by each Participant and related adjustment to any Award potentially paid hereunder, and the Committee will determine the Corporate Objectives met for each quarter of the Performance Period and certify the achievement of the Performance Goals and the calculation of Awards to be paid pursuant to the Incentive Plan (the “Performance Goal Certification”) if the Bonus EBITDA Threshold is also met; provided, however, that the Committee will retain the discretion to alter the value of the Award to be granted to any Participant pursuant to this Incentive Plan.

Subject to section 3(b), if the Bonus EBITDA Threshold is not met during the Bonus EBITDA Threshold Period, no Awards will be made pursuant to this Incentive Plan.

(iii)
Certification of Bonus EBITDA Threshold.  Within two-hundred and seventy (270) days following the expiration of a Performance Period, the Committee will determine and certify whether or not the Company has met the Bonus EBITDA Threshold for any fiscal period prior to the end of the Bonus EBITDA Threshold Period (the “Bonus EBITDA Threshold Certification Date”).

(b)
Change in Control. If a Change in Control occurs prior to the Bonus EBITDA Threshold Certification Date, and provided that the Participant remains continuously employed by the Company until immediately prior to the Change in Control, then, immediately prior to the Change in Control, an adjusted value of the Award will be paid to the Participant calculated as follows:

(i)Completed Performance Periods. The amount of the Award for completed Performance Periods will be that value set forth next to the Participant’s name for each such period in Annex A as adjusted based on a Performance Goal Certification that is completed prior to the date which is ten business days prior to the Change in Control (the “CinC Measure Date”).

(ii)
Uncompleted Performance Periods. The amount of the Award for uncompleted Performance Periods will be that value set forth next to the Participant’s name for each such period in Annex A multiplied by a fraction, the numerator of which is the number of days beginning at the start of the first uncompleted Performance Period and ending on the CinC Measure Date, and the denominator of which is the aggregate number of days in the uncompleted Performance Periods combined.

In each case under Section 3(b)(i) and (ii), the Bonus EBITDA Threshold will be disregarded in calculating the amount of the Award that is due, and the amount due will be calculated only with reference to whether the Performance Goals were met. Award amounts determined to be due in any Bonus EBITDA Threshold certification completed for a fiscal quarter end occurring prior to the Change in Control will be paid on or before the closing of the Change in Control.

(c)
Termination For Any Reason Prior to the Certification Date. Subject to Section 3(b), if a Participant’s employment with the Company terminates prior to the Bonus EBITDA Threshold Certification Date for any reason, then that Participant will not be entitled to receive any Award under this Incentive Plan, unless otherwise determined by the Committee.

4.	Award Amounts.

Subject to Section 3(b), the Award, if any, to be paid will be as determined on the Bonus EBITDA Threshold Certification Date, subject to adjustment for the level of performance of the Corporate Objectives and the applicable Individual Objectives set forth in Annex A.

5.	Incentive Plan Administration.

Notwithstanding the authority of the Chief Executive Officer in respect of the Individual Objectives as provided herein, the Committee will be responsible for all decisions and recommendations regarding Incentive Plan administration and retains final authority regarding all aspects of Incentive Plan administration, the resolution of any disputes, the interpretation of the Incentive Plan, and the application of the Incentive Plan in any respect to a Participant. All determinations and interpretations made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Committee may, without notice, amend, suspend or terminate the Incentive Plan.

6.	Withholding.

Whenever payments pursuant to an Award are to be made, the Company will have the right to withhold any applicable federal, state and local taxes required to be paid or withheld. The Company will have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as are required, the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

7.	Financial Restatements.

If the Company’s financial statements for the Performance Period are the subject of a restatement due to error or misconduct prior to the fifth anniversary of the Bonus EBITDA Threshold Certification Date, to the extent permitted by applicable law, in all appropriate cases, the Company will seek, and all Participants will take such action as required to effect, reimbursement of excess performance compensation issued or paid under the Incentive Plan for the Performance Period. For purposes of this Incentive Plan, excess performance compensation means the positive difference, if any, between (i) the Incentive Plan Award actually paid to the Participant and (ii) the Incentive Plan Award that would have been paid to the Participant had the applicable Performance Goals been calculated based on the Company’s financial statements as restated. The Company will not be required to award any Participant any additional Award hereunder should the restated financial statements result in a higher multiplier as compared to the Performance Goals.

8.	General Provisions.

(a)
Non-Exclusivity of Incentive Plan. The adoption of the Incentive Plan by the Board or the Compensation Committee will not be construed as creating any limitations on the power of the Board or the Committee to adopt such other bonus or incentive compensation arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

(b)
Limitation on Rights as a Participant. The Company is not obligated to give uniform treatment to Participants under the Incentive Plan. Participation in the Incentive Plan during the Performance Period does not convey any right to receive any award or to participate in the Incentive Plan as to any other period.

(c)
No Employment or Service Rights. Nothing in the Incentive Plan or any instrument executed or Award granted pursuant to the Incentive Plan will (i) confer upon any Participant any right to continue to be retained in the employ or service of the Company, (ii) change the at-will employment relationship between the Company and a Participant, or (iii) interfere with the right of the Company to discharge any Participant or other person at any time, with or without cause, and with or without advance notice.

(d)
Validity. If any provision of the Incentive Plan is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Incentive Plan.

(e)	Governing Law. The Incentive Plan will be interpreted and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law) and applicable federal law.

(f)
Section 409A. To the extent applicable, it is intended that this Incentive Plan and any Award granted hereunder comply with the requirements of Section 409A of the Code. Any provision that would cause any Award granted hereunder to fail to satisfy Section 409A of the Code will have no force or effect until amended to comply with Section 409A of the Code, which amendment may be retroactive to the extent permitted by Section 409A of the Code.

(g)
Excess Parachute Payments. Notwithstanding anything in this Agreement to the contrary, if any of the payments in respect of an Award under this Incentive Plan, together with any other payments the Participant has the right to receive from the Company or any purchaser, successor, or assign, would constitute an “excess parachute payment” (as defined in Section 280G(b)(3) of the Code), the payments pursuant to the Award and/or such other plans or agreements shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

(h)	Headings. The headings of the Sections in this Incentive Plan are inserted for convenience only and will not be deemed to affect the meaning of this Incentive Plan.

9.	Effective Date.

This Incentive Plan was adopted by the Compensation Committee of the Board on March 8, 2013.